                                                                   EXHIBIT 11.01

                       COMPUTATION OF NET INCOME PER SHARE

               IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)

                                                                             Years Ended
                                                                 ------------------------------------
                                                                  July 28,      July 30,      July 31,
                                                                    1996         1995          1994
                                                                 --------      --------      --------
      PRIMARY EARNINGS PER SHARE:
      Actual weighted average common shares outstanding
        for the period                                            638,680       607,757       572,004
      Weighted average shares assuming exercise of
        employees' stock options using average market price        27,906        22,954        24,535
                                                                 --------      --------      --------
      Shares used in per-share calculations                       666,586       630,711       596,539
                                                                 ========      ========      ========
      Net income applicable to primary income per share          $913,324      $456,489      $322,981
                                                                 ========      ========      ========
      Net income per share based on SEC Interpretive
        Release No. 34-9083                                      $   1.37      $   0.72      $   0.54
                                                                 ========      ========      ========

----------
       (A) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 34-9083.

                                                                   EXHIBIT 11.01
                                                                     (CONTINUED)

                       COMPUTATION OF NET INCOME PER SHARE

               IN ACCORDANCE WITH INTERPRETIVE RELEASE NO. 34-9083
                    (In thousands, except per-share amounts)

                                                                               Years Ended
                                                                   ------------------------------------
                                                                    July 28,      July 30,      July 31,
                                                                      1996          1995          1994
                                                                   --------      --------      --------
      FULLY DILUTED EARNINGS PER SHARE:
      Actual weighted average common shares outstanding
        for the period                                              638,680       607,757       572,004
      Weighted average shares assuming exercise of
        employees' stock options using ending market price           30,058        27,214        25,465
                                                                   --------      --------      --------
      Shares used in per-share calculations                         668,738       634,971       597,469
                                                                   ========      ========      ========
      Net income applicable to fully diluted income per share      $913,324      $456,489      $322,981
                                                                   ========      ========      ========
      Net income per share based on SEC Interpretive
        Release No. 34-9083                                        $   1.37      $   0.72      $    .54
                                                                   ========      ========      ========

----------

       (A) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 34-9083.

                                       58